INDEX TO EXHIBITS

    4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 15, 1989, effective March 16, 1989. (Incorporated herein by this reference to Exhibit 3(i).1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

    4.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1990. (Incorporated herein by this reference to Exhibit 3(i).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

    4.3 Certificate of Correction of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on September 25, 1990. (Incorporated herein by this reference to Exhibit 3(i).3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

    4.4 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1992. (Incorporated herein by this reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

    4.5 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 12, 1994. (Incorporated herein by this reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (No. 33-53691) filed with the Commission on May 18, 1994.)

    10.1 Form of Performance Stock Memorandum dated June 7, 1994, regarding conditional opportunity to acquire Company stock granted to six executive officers, respectively.

    15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.